Exhibit 99.1

Pennsylvania Real Estate Investment Trust
200 South Broad Street
Philadelphia, PA 19102
www.preit.com
Phone:	215-875-0700
Fax:	215-546-7311
Toll Free:	866-875-0700

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

PREIT Reports Second Quarter 2010 Results

Philadelphia, PA, August 3, 2010 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the three and six months ended June 30, 2010.

“We are pleased with the results of our recent equity offering which has allowed for improvements to PREIT’s balance sheet. Though we have more work to do, the Company now has greater financial flexibility to take advantage of opportunities,” said Ronald Rubin, Chairman and Chief Executive Officer.

Funds From Operations (“FFO”), as adjusted to exclude gains or charges associated with the repayment of debt, was $21.9 million, or $0.41 per diluted share, for the three months ended June 30, 2010. FFO as so adjusted for the 2009 comparable period was $29.3 million, or $0.71 per diluted share. For the six months ended June 30, 2010, FFO as adjusted was $47.5 million, or $0.95 per diluted share. FFO as adjusted for the six months ended June 30, 2009 was $57.4 million, or $1.39 per diluted share. The per diluted share amounts reflect the Company’s equity issuances in 2010 and 2009.

FFO was $19.7 million, or $0.37 per diluted share, for the three months ended June 30, 2010. FFO for the 2009 comparable period was $37.8 million, or $0.91 per diluted share. For the six months ended June 30, 2010, FFO was $45.2 million, or $0.91 per diluted share. FFO for the six months ended June 30, 2009 was $67.1 million, or $1.63 per diluted share.

FFO and the adjustments for the three and six month periods are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2010	2009	2010	2009
Funds From Operations	$19,672	$37,811	$45,196	$67,128
Adjustments	2,258	(8,462)	2,258	(9,734)

FFO, as adjusted	$21,930	$29,349	$47,454	$57,394

	Three Months Ended June 30,		Six Months Ended June 30,
Per Diluted Share and OP Unit	2010	2009	2010	2009
Funds From Operations	$0.37	$0.91	$0.91	$1.63
Adjustments	$0.04	$(0.20)	$0.05	$(0.24)
FFO, as adjusted	$0.41	$0.71	$0.95	$1.39

Net Operating Income (“NOI”) for the three months ended June 30, 2010 was $69.7 million, compared to $73.2 million for the three months ended June 30, 2009. NOI for the six months ended June 30, 2010 was $141.3 million, compared to $145.1 million for the six months ended June 30, 2009. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are

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located at the end of this press release.

Net loss attributable to PREIT for the three months ended June 30, 2010 was $22.7 million, or $0.45 per diluted share, compared to a net loss attributable to PREIT of $4.0 million, or $0.11 per diluted share, for the three months ended June 30, 2009. For the six months ended June 30, 2010, net loss attributable to PREIT was $40.3 million, or $0.86 per diluted share, compared to a net loss attributable to PREIT of $15.0 million, or $0.40 per diluted share, for the six months ended June 30, 2009. See below for a description of the primary factors affecting financial results.

Primary Factors Affecting Financial Results

Results for the three months ended June 30, 2010 included:

•

Increased weighted average shares, as a result of the 10.35 million common share offering in May 2010, and the issuance of a total of 4.3 million shares in June and October of 2009 as part of two transactions to repurchase exchangeable notes; and

•	Increased interest expense as a result of higher interest rates on our debt and placing redevelopment assets in service during the last 12 months; and

•	Accelerated amortization of $2.3 million of deferred financing costs resulting from the permanent reduction of the 2010 Term Loan from the net proceeds of the May 2010 equity offering.

Results for the six months ended June 30, 2010 also included:

•	Higher depreciation and amortization resulting from development and redevelopment assets that were placed in service during the last 12 months.

Results for the three months ended June 30, 2009 included:

•	An $8.5 million gain on extinguishment of debt resulting from repurchasing $25.0 million in aggregate principal amount of our exchangeable notes in exchange for 3.0 million common shares; and

•	A $1.7 million gain on sale of non-operating real estate; and

•	Income from discontinued operations related to Northeast Tower Center and Crest Plaza, which were sold in 2009.

Results for the six months ended June 30, 2009 also included:

•	An additional $1.3 million gain on extinguishment of debt resulting from repurchasing exchangeable notes in January 2009, for an aggregate gain of $9.8 million for the period.

Financing Activities

In May 2010, the Company sold a total of 10,350,000 common shares in the offering, raising net proceeds of approximately $160.7 million. The Company used the net proceeds from this offering plus available working capital to repay borrowings under its 2010 Credit Facility. Specifically, the Company used $106.5 million of the net proceeds to repay a portion of the 2010 Term Loan under the 2010 Credit Facility and $54.2 million to repay a portion of the outstanding borrowings under the Revolving Facility under the 2010 Credit Facility. As a result of this transaction, the Company has satisfied the requirement contained in the 2010 Credit Facility to reduce the amount of the 2010 Term Loan by $100.0 million over its term.

In June 2010, the affiliate that owns Lehigh Valley Mall in Whitehall, Pennsylvania entered into a new $140.0 million mortgage loan that is secured by the mall. The Company owns a 50% interest in the affiliate. The 10-year loan bears interest at a fixed rate of 5.88%. The proceeds of this loan, together with a principal payment of $10.0 million, were used to repay the previous $150.0 million mortgage loan on the property.

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In July 2010, the Company entered into a $32.0 million mortgage loan secured by Valley View Mall in La Crosse, Wisconsin. The 10-year loan bears interest at a rate of 5.95%. The proceeds of this loan were used to repay the previous $34.0 million mortgage loan on the property.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio, including properties owned by partnerships in which we own a 50% interest:

	Twelve Months Ended:
	June 30, 2010	June 30, 2009
Sales per square foot (1)	$344	$337

(1)	Includes enclosed malls in the Company’s portfolio as of the respective dates. Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

	Occupancy as of:
	June 30, 2010	June 30, 2009
Retail portfolio weighted average:
Total including anchors	90.0%	88.8%
Total excluding anchors	85.3%	84.4%
Enclosed malls weighted average: (1)
Total including anchors	89.0%	88.3%
Total excluding anchors	83.6%	83.7%
Strip/power centers weighted average:	96.1%	91.6%

(1)

Including all tenants occupying space under an agreement with an initial term of less than one year, total enclosed mall occupancy was 90.3% and occupancy excluding anchors was 86.0%. Corresponding amounts in the prior year period were 89.7% and 86.4%, respectively.

Same store NOI decreased 3.5% to $69.4 million, including $0.6 million in lease termination revenue, for the three months ended June 30, 2010, compared to $71.9 million, including $0.9 million in lease termination revenue, for the three months ended June 30, 2009. For the six months ended June 30, 2010, same store NOI decreased 1.3% to $140.6 million, including $2.5 million in lease termination revenue. For the comparable 2009 period, same store NOI was $142.4 million, including $1.5 million in lease termination revenue. Same store results represent retail properties that the Company owned for the full periods presented.

2010 Outlook

The Company reaffirmed its estimates as provided on May 10, 2010 for net loss per diluted share and FFO per diluted share as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO guidance	$1.77	$1.87
Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of other adjustments	(3.21)	(3.21)

Net loss attributable to PREIT	$(1.44)	$(1.34)

Conference Call Information

Management scheduled a conference call for 3:00 p.m. Eastern Time today, to review the Company’s second quarter results, market trends, and future outlook. To listen to the call, please dial (877) 941-2068 (domestic) or (480) 629-9712 (international), at least five minutes before the scheduled start time, and provide conference ID number 4329710. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s

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website.

For interested individuals unable to join the conference call, a replay of the call will be available through August 17, 2010 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation number: 4329710). The online archive of the Internet broadcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers. Currently, the Company’s portfolio consists of 54 properties, including 38 shopping malls, 13 strip and power centers, and three development properties. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 35 million total square feet of space. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. The Company computes Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”)(for periods during which the Company had preferred shares outstanding).

Funds From Operations is a commonly used measure of operating performance and profitability in the REIT industry and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. Similarly, FFO per diluted share is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities. In addition, we use FFO and FFO per diluted share as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares (for periods during which the Company had preferred shares outstanding), which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered

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extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, interest and other income, interest expense, depreciation and amortization, gains on sales of interests in real estate, other expenses and gain on extinguishment of debt.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: PREIT’s substantial debt and high leverage ratio; constraining leverage, interest and tangible net worth covenants under the 2010 Credit Facility, as well as capital application provisions and limits on PREIT’s ability to pay distributions on our common shares; PREIT’s ability to refinance its existing indebtedness when it matures on favorable terms, or at all; PREIT’s ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties, or through other actions; PREIT’s short- and long-term liquidity position; the effects on PREIT of dislocations and liquidity disruptions in the capital and credit markets; the current economic downturn and its effect on employment, consumer confidence and consumer spending; tenant business and solvency and leasing decisions and the value and potential impairment of PREIT’s properties; and PREIT’s ability to maintain and increase property occupancy, sales and rental rates, including at recently redeveloped properties. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth in press releases or other disclosures, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2009. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial tables to follow]

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEETS

(In thousands)	June 30, 2010	December 31, 2009
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,523,664	$3,459,745
Construction in progress	161,996	215,231
Land held for development	9,337	9,337

Total investments in real estate	3,694,997	3,684,313
Accumulated depreciation	(690,489)	(623,309)

Net investments in real estate	3,004,508	3,061,004
INVESTMENTS IN PARTNERSHIPS, at equity:	29,528	32,694
OTHER ASSETS:
Cash and cash equivalents	29,250	74,243
Tenant and other receivables (net of allowance for doubtful accounts of $21,163 and $19,981 at June 30, 2010 and December 31, 2009, respectively)	35,169	55,303
Intangible assets (net of accumulated amortization of $212,364 and $198,984 at June 30, 2010 and December 31, 2009, respectively)	25,598	38,978
Deferred costs and other assets, net	91,498	84,358

Total assets	$3,215,551	$3,346,580

LIABILITIES:
Mortgage loans (including debt premium of $2,157 and $2,744 at June 30, 2010 and December 31, 2009, respectively)	$1,798,287	$1,777,121
Exchangeable notes (net of debt discount of $3,749 and $4,664 at June 30, 2010 and December 31, 2009, respectively)	133,151	132,236
Revolving Facility	—	486,000
Term Loans	413,500	170,000
Tenants’ deposits and deferred rent	13,827	13,170
Distributions in excess of partnership investments	44,199	48,771
Accrued construction costs	3,086	11,778
Fair value of derivative liabilities	27,252	14,610
Accrued expenses and other liabilities	53,392	58,090

Total liabilities	2,486,694	2,711,776

EQUITY:	728,857	634,804

Total liabilities and equity	$3,215,551	$3,346,580

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

FUNDS FROM OPERATIONS

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net loss	$(23,650)	$(4,218)	$(42,154)	$(15,741)
Adjustments:
Gain on sale of interest in sale of real estate	—	(923)	—	(923)
Depreciation and amortization:
Wholly owned and consolidated partnerships (a)	41,220	40,539	82,789	78,930
Unconsolidated partnerships (a)	2,102	2,018	4,561	4,073
Discontinued operations	—	395	—	789

FUNDS FROM OPERATIONS (b)	$19,672	$37,811	$45,196	$67,128

Accelerated amortization of deferred financing costs related to equity offering	2,258	—	2,258	—
Impairment of assets	—	70	—	70
Gain on extinguishment of debt	—	(8,532)	—	(9,804)

FUNDS FROM OPERATIONS AS ADJUSTED	$21,930	$29,349	$47,454	$57,394

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.37	$0.91	$0.91	$1.63

Accelerated amortization of deferred financing costs related to equity offering	$0.04	$—	$0.05	$—
Impairment of assets	$—	$—	$—	$—
Gain on extinguishment of debt	$—	$(0.21)	$—	$(0.24)
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED	$0.41	$0.71	$0.95	$1.39

Weighted average number of shares outstanding	50,317	39,197	47,013	39,101
Weighted average effect of full conversion of OP Units	2,329	2,219	2,329	2,207
Effect of common share equivalents	587	—	349	—

Total weighted average shares outstanding, including OP Units	53,233	41,416	49,691	41,308

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)	Includes the non-cash effect of straight-line rents of $365 and $434 for the second quarter 2010 and 2009, respectively and $878 and $763 for the six months ended June 30, 2010 and 2009, respectively.

STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
REVENUE:
Real estate revenue:
Base rent	$73,631	$73,105	$148,085	$145,121
Expense reimbursements	32,709	33,684	67,521	67,859
Percentage rent	641	626	1,525	1,461
Lease termination revenue	373	938	2,181	1,336
Other real estate revenue	3,501	3,463	6,466	6,715
Interest and other income	598	528	1,326	1,230

Total revenue	111,453	112,344	227,104	223,722

EXPENSES:
Operating expenses:
CAM and real estate tax	(35,511)	(33,563)	(72,813)	(68,179)
Utilities	(6,166)	(5,913)	(12,469)	(11,797)
Other operating expenses	(6,373)	(6,694)	(12,195)	(12,460)

Total operating expenses	(48,050)	(46,170)	(97,477)	(92,436)

Depreciation and amortization	(41,598)	(41,085)	(83,605)	(80,086)
Other expenses:
General and administrative expenses	(9,617)	(9,498)	(19,303)	(18,853)
Impairment of assets	—	(70)	—	(70)
Abandoned project costs, income taxes and other expenses	(161)	(80)	(455)	(399)

Total other expenses	(9,778)	(9,648)	(19,758)	(19,322)

Interest expense, net	(38,625)	(33,249)	(73,456)	(65,758)
Gain on extinguishment of debt	—	8,532	—	9,804

Total expenses	(138,051)	(121,620)	(274,296)	(247,798)

Loss before equity in income of partnerships and discontinued operations	(26,598)	(9,276)	(47,192)	(24,076)
Equity in income of partnerships	2,948	2,659	5,038	5,177
Gain on sales of real estate	—	1,654	—	1,654

Net loss from continuing operations	(23,650)	(4,963)	(42,154)	(17,245)

Income from discontinued operations	—	745	—	1,504

Net loss	(23,650)	(4,218)	(42,154)	(15,741)
Less: Net loss attributed to noncontrolling interest	964	197	1,842	738

Net loss attributable to Pennsylvania Real Estate Investment Trust	(22,686)	(4,021)	(40,312)	(15,003)

Basic loss per share - Pennsylvania Real Estate Investment Trust	$(0.45)	$(0.11)	$(0.86)	$(0.40)
Diluted loss per share - Pennsylvania Real Estate Investment Trust (1)	$(0.45)	$(0.11)	$(0.86)	$(0.40)

Weighted average number of shares outstanding for diluted EPS	50,317	39,197	47,013	39,101

(1)

For the three and six months ended June 30, 2010 and 2009, respectively, there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

NET OPERATING INCOME

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net loss	$(23,650)	$(4,218)	$(42,154)	$(15,741)
Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	41,598	41,085	83,605	80,086
Unconsolidated partnerships	2,102	2,018	4,561	4,073
Discontinued operations	—	395	—	789
Interest expense, net
Wholly owned and consolidated partnerships	38,625	33,249	73,456	65,758
Unconsolidated partnerships	1,853	1,762	3,437	3,530
Discontinued operations	—	—	—	—
Other expenses	9,778	9,648	19,758	19,322
Gain on sales of real estate	—	(1,654)	—	(1,654)
Gain on extinguishment of debt	—	(8,532)	—	(9,804)
Interest and other income	(598)	(528)	(1,326)	(1,230)

Net operating income	$69,708	$73,225	$141,337	$145,129

Same store retail properties	$69,362	$71,893	$140,611	$142,441
Non-same store properties	346	1,332	726	2,688

Net operating income	$69,708	$73,225	$141,337	$145,129

EQUITY IN INCOME OF PARTNERSHIPS

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Gross revenue from real estate	$19,596	$18,524	$37,748	$37,190

Expenses:
Operating expenses	(5,815)	(5,759)	(12,057)	(11,713)
Mortgage interest expense	(3,759)	(3,556)	(6,943)	(7,124)
Depreciation and amortization	(4,111)	(3,839)	(7,936)	(7,740)

Total expenses	(13,685)	(13,154)	(26,936)	(26,577)

Net income from real estate	5,911	5,370	10,812	10,613
Partners’ share	(2,942)	(2,671)	(5,379)	(5,281)

Company’s share	2,969	2,699	5,433	5,332
Amortization of excess investment	(21)	(40)	(395)	(155)

EQUITY IN INCOME OF PARTNERSHIPS	$2,948	$2,659	$5,038	$5,177

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